UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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MYMETICS CORPORATION
(Name of Registrant as Specified In Its Charter)

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MYMETICS CORPORATION
Route de la Corniche 4
1066 Epalinges, Switzerland
011-41-21-653-4535

 Notice of Action by Written Consent of Shareholders to be Effective November _, 2015

Dear Stockholder:

Mymetics Corporation, a Delaware corporation. (the "Company"), hereby notifies our stockholders of record on October 30, 2015 that stockholders holding approximately 54% of the voting power have approved, by written consent in lieu of a special meeting on October 14, 2015 the following proposals:

Proposal 1 To file an Amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 850,000,000 to 1,000,000,000.

This Information Statement is first being mailed to our stockholders of record as of the close of business on October 30, 2015.  The action contemplated herein will not be effective until November __, 2015, a date which is at least 20 days after the date on which this Information Statement is first mailed to our stockholders of record.  You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
 YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, pursuant to Delaware law. Proxies are not being solicited because stockholders holding approximately 54% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

/s/ Ronald Kempers
President and Chief Executive Officer
Route de la Corniche 4
1066 Epalinges, Switzerland
October __, 2015

MYMETICS CORPORATION
Route de la Corniche 4
1066 Epalinges, Switzerland

 INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Mymetics Corporation, a Delaware corporation (the “Company”), in connection with the adoption of an Amendment to our Amended and Restated Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On October 12, 2015 our Board of Directors approved and, on October 14, 2015 the holders of a majority of our voting capital stock approved the filing with the Secretary of State of the State of Delaware an Amendment to our Amended and Restated Certificate of Incorporation (the “Amended Certificate”) to provide for the increase of the total number of authorized, issued and outstanding shares of the Company’s common stock, par value $.01 per share (“Common Stock"). The increase in our authorized shares of Common Stock will become effective on the date of filing the Amended Certificate with the Delaware Secretary of State (the “Effective Date”) in accordance with the relevant sections of the Delaware General Corporation Law.

Dissenters' Right of Appraisal

The Delaware General Corporation Law does not provide for dissenter's rights of appraisal in connection with the proposed increase in our authorized shares of Common Stock.

Voting Securities

As of the date of this information statement, our voting securities consist of our Common Stock of which 303,757,622  shares are outstanding.  Approval of the Amended Certificate requires the affirmative consent of a majority of the shares of our Common Stock issued and outstanding at October 30, 2015 (the “Record Date”).  The quorum necessary to conduct business of the stockholders consists of a majority of the Common Stock issued and outstanding as of the Record Date.

Stockholders who beneficially own an aggregate of 164,586,459 shares of our Common Stock, or approximately 54% of the total issued and outstanding shares of Common Stock are the “Consenting Stockholders.”   The Consenting Stockholders have the power to vote all of their shares of our Common Stock, which number exceeds the majority of the issued and outstanding shares of our Common Stock on the date of this Information Statement.  The Consenting Stockholders have consented to the proposed actions set forth herein and had and have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as such notice. This Information Statement will be mailed on or about November __ 2015 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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PROPOSAL 1 - TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 850,000,000 to 1,000,000,000

The Company has received stockholder approval to amend and restate its Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.01 per share, from 850,000,000 to 1,000,000,000.  Article IV of the Amended Certificate is expected to be amended to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,005,000,000, 1,000,000,000 of which shall be Common Stock, $0.01 par value per share.  The total number of shares of Preferred Stock authorized to be issued is 5,000,000 shares, $0.01 par value per share, all of which shall be blank check Preferred Stock which shall have such voting power, designations, preferences, rights and qualifications, limitations or restrictions to be determined by the Corporation’s Board of Directors on a case-by-case basis, prior to issuance but subject to compliance with the requirements of the Delaware General Corporation Law."

The Consenting Stockholders have voted in favor of approving the Amended Certificate.  With the approval of the Consenting Stockholders, the amended Charter will become effective upon its filing with the Secretary of State of the State of Delaware.

Current Use of Shares

As of June 30, 2015, there were:

●	303,757,622 shares of Common Stock outstanding;

●
 532,284,571  shares subject to issuance upon the conversion of our outstanding convertible promissory notes, warrants and options based upon the principal balance of the convertible notes of €27,800,000 and an average conversion price of $0.1021; and

●	30,000,000 shares reserved for grant under our 2013 Stock Incentive Plan, of which 29,450,000 options to purchase shares of our Common Stock have been granted.

Purpose and Effect of the Proposed Increase in Shares of Common Stock

The proposed increase in the number of authorized shares of Common Stock is necessary to cover the exercise of outstanding convertible notes,  provide flexibility to issue shares for general corporate purposes that may be identified in the future including, but not limited to, raising additional equity capital through the issuance of shares of Common Stock, preferred stock or debt or equity securities convertible or exercisable into shares of Common Stock, or in the case of Common Stock, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans and funding the acquisition of other companies. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is then listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of the Company, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans. We expect to engage in a financing in the near future to meet the costs of further development of our vaccine  candidates and interest continues to be accrued under the terms of the outstanding convertible notes.

The additional authorized shares would become part of the existing class of Common Stock, and the Amended Certificate would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Company stockholders do not have preemptive rights with respect to our Common Stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders.

Anti−takeover Provisions

We are not introducing this proposal with the intent that it be utilized as a type of anti−takeover device. However, this action could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing shares of Common Stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects of the proposed increase in the number of authorized shares could limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice.

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The following is a description of other anti−takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

 Certificate of Incorporation and Bylaws

Certain provisions of the our Certificate of Incorporation and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in the Company or impeding changes in our management. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our Common Stock.

Our Certificate of Incorporation also provides for staggered classes of our Board of Directors and does not provide our stockholders with cumulative voting rights. Our bylaws provide that only our President, our Board of Directors and the Chairman of our Board of Directors may call a special meeting of stockholders.

We are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device. The proposal is being made at this time to make available a sufficient number of shares of Common Stock and preferred stock in connection with our on-going financing requirements until we have sufficient revenues from our vaccines to not require financings to support our business plan, to meet the Company’s current potential obligations to issue Common Stock and to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 30, 2015, certain information concerning the beneficial ownership of common stock by (i) each person known by the company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 303,757,622  shares outstanding.  Unless otherwise indicated, the address of the following shareholders is the address of the Company, Route de la Corniche 4, 1066, Epalinges, Switzerland.

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Stockholders, Management and Directors	Shares Beneficially Owned	Percentage of Outstanding Shares Owned*
Ulrich Burkhard, Director	NA	0%
Dr. Thomas Staehelin, Director (1)	12,479,907	4.11%
Dr. Sylvain Fleury, CSO	6,500,000	2.14%
Ernest M. Stern, Director	1,500,000	.49%
Ronald Kempers, President and CEO	3,100,000	1.02%
Round Enterprises Ltd. St. Peter Port, Guernsey (2)	141,006,552	46.4%
All directors and executive officers as a group (5 persons)	164,586,459	54.18%

(1) Dr. Thomas Staehelin is the beneficial owner of the shares which are held by Eardley Holding A.G., a company owned and controlled by Dr. Staehelin who has sole voting and dispositive control over the shares.  The address of Eardley Holding A.G. is St. Jakobs-Str. 7, CH-4002 Basel, Switzerland.
(2) As stated in the Form 13-D filed by Round Enterprises Ltd., all its shares are held through Anglo Irish Bank, SA, as nominee, and which, as a fiduciary, cannot take any action without the prior consent of Round Enterprises Ltd.

* Beneficial ownership of less than 1% is omitted.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Mymetics Corporation, Route de la Corniche 4, 1066, Epalinges, Switzerland.  Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Mymetics Corporation, Route de la Corniche 4, 1066, Epalinges, Switzerland , telephone: 011-41-21-653-4535.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file.  Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates.  We believe that during the fiscal year ended December 31, 2014, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

 We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Mymetics Corporation, Route de la Corniche 4, 1066, Epalinges, Switzerland , telephone: 011-41-21-653-4535.

Date: October __, 2015	Mymetics Corporation
By Order of the Board of Directors
	By:	/s/ Ronald Kempers
Ronald Kempers
President and Chief Executive Officer

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Exhibit A

Amendment to Amended and Restated Certificate of Incorporation

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MYMETICS CORPORATION

Mymetics Corporation (the “Corporation”), a Delaware corporation, does hereby certify that the following amendment to Article Fourth of the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of its issued and outstanding shares of common stock has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as follows:

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,005,000,000, 1,000,000,000 of which shall be Common Stock, $0.01 par value per share.  The total number of shares of Preferred Stock authorized to be issued is 5,000,000 shares, $0.01 par value per share, all of which shall be blank check Preferred Stock which shall have such voting power, designations, preferences, rights and qualifications, limitations or restrictions to be determined by the Corporation’s Board of Directors on a case-by-case basis, prior to issuance but subject to compliance with the requirements of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Amended and Restated Certificate of Incorporation and the President has hereunto set his hand as of the __ day of November, 2015

MYMETICS CORPORATION

By:	/s/ Ronald Kemper
Ronald Kemper, President

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